UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390
Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

(781) 357-2333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	PULM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Chairman of Board of Directors

Effective April 21, 2020, Michael J. Higgins, a current member of the Board of Directors (the “Board”) of Pulmatrix, Inc. (the “Company”), succeeded Mark Iwicki as chairman of the Board. Mr. Iwicki will continue to serve as a member of the Board. In connection with his appointment as chairman, Mr. Higgins received an option grant of 15,000 shares, at $1.28 per share.

Reclassification of Board of Directors

On April 22, 2020, the Board completed a process to reassign the class of a member of the Board so that each class would have an equal size. Solely to effect this change, Richard Batycky, Ph.D. resigned as a Class I director of the Company, effective as of April 22, 2020, and was immediately reappointed by the Board as a Class II director of the Company by the remaining members of the Board, to serve in such capacity until the next annual meeting of stockholders at which the term of the Class II directors expires or until his successor is duly elected and qualified, or his earlier death, resignation or removal. As Dr. Batycky’s resignation and reappointment were effected solely to maintain the size of each class as nearly equal in number as possible, his service on the Board is deemed to have continued uninterrupted without any break in service. Dr. Batycky will continue to serve on the Board’s Audit and Compensation Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: April 22, 2020	By:	/s/ Teofilo Raad
Teofilo Raad
Chief Executive Officer